UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

KNOW LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37479	90-0273142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

619 Western Avenue, Suite 610, Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)

(206) 903-1351
(Registrant's telephone number, including area code)

 ______________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	KNW	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 2, 2025, Know Labs, Inc., a Nevada corporation (the “Company”) entered into a Promissory Note Conversion Agreement (the “Conversion Agreement”) with J3E2A2Z LP (“J3E2A2Z”), an entity affiliated with and controlled by Ronald P. Erickson, the Company’s Chief Executive Officer, and the holder of two convertible redeemable promissory notes, pursuant to which J3E2A2Z agreed to exchange approximately $1.18 million in aggregate  principal owed under the J3E2A2Z Converted Notes (defined below) for shares of the Company’s newly designed class of convertible preferred stock, discussed herein.

On May 30, 2025, the Company’s Board of Directors, upon recommendation of the Nominating and Governance Committee of the Board of Directors, approved entry into the Conversion Agreement and authorized from its blank check preferred stock a new “Series H Convertible Preferred Stock”. The terms of the Series H Convertible Preferred Stock is discussed in greater detail in Item 5.03 of this Current Report on Form 8-K.Pursuant to the Conversion Agreement with J3E2A2Z the Company converted $1,184,066 in aggregate principal (“J3E2A2Z Debt Amount”) owed to J3E2A2Z pursuant to the two outstanding Convertible Redeemable Promissory Notes, each dated January 31, 2018 (collectively, the “J3E2A2Z Converted Notes”),  into an aggregate 16,916 shares of Series H Convertible Preferred Stock.  Upon the consummation of the Conversion Agreement with J3E2A2Z, the J3E2A2Z Debt Amount will no longer be outstanding, however any accrued and unpaid interest shall remain outstanding due and payable under the J3E2A2Z Converted Notes.

J3E2A2Z received one share of Series H Convertible Preferred Stock for every $70.00 in principal converted under the Conversion Agreement. The Series H Convertible Preferred Stock is convertible into Company common stock at an initial conversion price of $0.335 per share (“Conversion Price”), subject to potential future adjustment. The holder of Series H Convertible Preferred Stock is entitled to cast the number of votes equal to the number of shares of Company common stock into which the Series H Convertible Preferred Stock held by such holder are convertible, subject to a beneficial ownership limitation of 19.99%, unless stockholder approval is obtained. Each outstanding share of Series H Convertible Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the stated value (currently $70.00, subject to adjustment as provided in the certificate of designation). The foregoing description of the Series H Convertible Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the certificate of designation, a copy of which is filed as Exhibit 3.1 and as further discussed in Item 5.03 of this Form 8-K.

The issuance of the Series H Convertible Preferred Stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The form of Conversion Agreement and certificate of designation of Series H Convertible Preferred Stock are attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the transaction described above, the documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to each Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of each Conversion Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of each Conversion Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the certificate of designation for the Series H Convertible Preferred Stock and Conversion Agreement is not complete and each is qualified in its entirety by reference to the full text of the documents, copies of which are filed as Exhibit 3.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Conversion Agreement, the Company has agreed to issue shares of Series H Convertible Preferred Stock as part of a debt conversion to J3E2A2Z, an entity affiliated with Ronald Erickson, the Company’s CEO. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The stockholder receiving the Series H Convertible Preferred Stock has represented that it is an “accredited investor” as defined in Rule 501 under the Securities Act and that the shares are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to the securities.

Item 3.03	Material Modification to Rights of Security Holders

The description of the Series H Convertible Preferred Stock described in Item 1.01 and Item 5.03 are incorporated herein.

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Item 5.03	Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

Pursuant to the Company’s articles of incorporation, the Company is authorized to issue 5,000,000 shares of blank check preferred stock of which 30,000 shares have been designated as our Series C Convertible Preferred Stock and 20,000 shares have been designated as our Series D Convertible Preferred Stock.

On May 30, 2025, in connection with the Conversion Agreement, the Company’s Board of Directors approved the adoption and filing of a Certificate of Designation for 30,000 shares of Series H Convertible Preferred Stock (“Series H Certificate of Designation”), a newly created classes of preferred stock. The Series H Certificate of Designation were filed and became effective with the Secretary of State of Nevada on June 2, 2025.

Series H Convertible Preferred Stock

Of our authorized preferred stock, 30,000 shares have been designated as Series H Convertible Preferred Stock, or the Series H Preferred Stock.

With respect to dividend rights and rights on liquidation, winding up and dissolution, shares of our Series H Preferred stock ranks junior to the Corporation’s Series C Convertible Preferred Stock and Series D Convertible Preferred Stock,  and ranks senior to our common stock and any series of Preferred Stock created hereafter. Holders of Series H Preferred Stock have no preemptive or subscription rights and there are no sinking fund provisions applicable to the Series H Preferred Stock. The rights, preferences and privileges of the holders of Series H Preferred Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any other series of preferred stock.

In addition to any class voting rights provided by the Nevada Revised Statutes or the certificate of designation for the Series H Preferred Stock, holders of Series H Preferred Stock have the right to vote, on an as-if-converted-to-common-stock basis (but subject to, and after giving effect to, the conversion limitations described below, applied effective as of the record date for determining the stockholders entitled to vote). Further, as long as any shares of Series H Preferred are outstanding, the Company shall not, among other things, without the affirmative vote of the holders of at least a majority on voting power of the outstanding shares of Series H Preferred Stock: (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Series H Preferred Stock certificate of designation, (b) issue any other class or series of capital stock ranking senior to or on parity the Series H Preferred Stock as to dividends or up liquidation or reclassify any shares of common stock or any series of capital stock into shares having preference or priority as to dividends or upon liquidation superior to or on parity with any such preference or priority of Series H Preferred Stock, or (c) enter into any agreement with respect to any of the foregoing.

Each outstanding share of Series H Preferred Stock accrues cumulative dividends at a rate equal to 8.0% per annum of the Series H Preferred Stock stated value (currently $70.00, subject to adjustment as provided in the Series H Preferred Stock certificate of designation).  Dividends, whether accrued, declared or payable are payable, at the election of the Holder, either (i) via wire transfer or other payment of immediately available funds, or (ii) in the form of additional shares of Series H Preferred Stock.  Such dividends are payable only upon conversion of the shares of Series H Preferred Stock, or when, as and if otherwise declared by our board of directors.

Each holder of any shares of Series H Preferred Stock has the right, at its option at any time following September 30, 2025 (the “Redemption Date”), to convert such holder’s shares of Series H Preferred Stock into shares of our common stock in accordance with the terms of the Series H Preferred Stock certificate of designation.  However, unless the Corporation obtains the approval of its stockholders for issuances of Common Stock in excess of such amount, we shall not effect a conversion of the Series H Preferred Stock, and the holder of any shares of Series H Preferred Stock shall not have the right to voluntarily convert such holder’s shares of Series H Preferred Stock, to the extent that after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 19.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.

At any time after the Redemption Date, the holder of Series H Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then outstanding shares of Series H Preferred Stock or accrued and unpaid PIK Dividends (as defined in the certificate of designation) immediately redeemed by the Corporation for a price per share equal to the stated value, all as set forth in the Series H Preferred Stock certificate of designation.  Further, if at any time after the date of issuance of the Series H Preferred Stock there shall have been a Change in Control (as defined in the certificate of designation), upon receipt of a Change in Control Notice, the holder shall have the right to elect to have, out of funds legally available therefor, all (but not less than all) of the then outstanding shares of Series H Preferred Stock immediately redeemed by the Corporation for a price per share equal the stated value, payable in cash or common stock at holder’s election.

The Series H Preferred Stock also has price-based, “full-ratchet,” and proportional anti-dilution rights, based on issuance or deemed issuances of our securities below the current conversion price of $0.50 per share, all as set forth in the Series H Preferred Stock certificate of designation.

The foregoing description of the Series H Preferred Stock Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the complete text of the Series H Preferred Stock Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
3.1	Certificate of Designation of the Series H Convertible Preferred Stock of Know Labs, Inc.
10.1	Promissory Note Conversion Agreement between Know Labs, Inc. and J3E2A2Z LP, dated June 2, 2025

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KNOW LABS, INC.

Date: June 4, 2025	By:	/s/ Ronald P. Erickson
	Name:	Ronald P. Erickson
	Title:	Chief Executive Officer

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